Exhibit 10.3

ENLINK MIDSTREAM, LLC
2014 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective December 16, 2021)

ENLINK MIDSTREAM, LLC
2014 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective December 16, 2021)

ARTICLE I.
ESTABLISHMENT AND PURPOSE

1.1    Establishment. The EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the “Plan”) established as of February 5, 2014, and most-recently amended and restated as of December 28, 2020, is hereby amended and restated, effective as of the Effective Date (as defined below). Capitalized terms used herein without definition shall have the respective meanings assigned to them in Article II.

1.2    Purpose. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees and Consultants to remain in the employ or service of the Company, and to provide motivation to Employees and Consultants to put forth maximum efforts toward the continued growth, profitability, and success of the Company, by providing incentives to such persons through the ownership and/or performance of the Units of EnLink Midstream. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors of the EnLink Manager and to provide such individuals with incentive and reward opportunities. Toward these objectives, Awards may be granted under the Plan to Employees, Consultants, and Outside Directors on the terms and subject to the conditions set forth in the Plan and the Award Agreements thereunder.

ARTICLE II.
DEFINITIONS

2.1    Affiliate. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. With respect to an Incentive Unit Option, “Affiliate” means a “parent corporation” or a “subsidiary corporation” of EnLink Midstream, as those terms are defined in Sections 424(e) and (f) of the Code.

2.2    Award. “Award” means an award granted to a Participant in the form of an Option, UAR, Restricted Unit Award, Restricted Incentive Unit, Unit Award, Cash Award, or Performance Award and includes, as appropriate, any tandem DERs granted with respect to an Award (other than a Restricted Unit, Option, or UAR). Subject to Section 16.1, all Awards shall be granted under, confirmed by, and subject to the terms of, an Award Agreement.

2.3    Award Agreement. “Award Agreement” means a written agreement between EnLink Midstream and a Participant that sets forth the terms, conditions, restrictions, and/or limitations applicable to an Award.

2.4    Board. “Board” means the Board of Directors of the EnLink Manager, the managing member of EnLink Midstream.

2.5    Cash Award. “Cash Award” means an Award granted to a Participant under Section 12.1 that is denominated and payable in cash.

2.6    Cause. “Cause” means, except as otherwise provided in an Award Agreement, (i) Participant has failed to perform the duties assigned to him or her and such failure has continued following delivery by the Company of written notice to Participant of such failure, (ii) Participant has been convicted of a felony or misdemeanor involving moral turpitude, (iii) Participant has engaged in acts or omissions against the Company constituting dishonesty, breach of fiduciary obligation, or intentional wrongdoing or misfeasance, (iv) Participant has acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business, or prospects of the Company, or (v) Participant has breached any obligation under the Plan or Award Agreement.

2.7    Change of Control. “Change of Control” shall have the meaning set forth in Section 14.1.

2.8    Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.9    Committee. “Committee” means (i) with respect to the application of this Plan to Employees and Consultants, the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more non-employee directors, each of whom is a “non-employee director” under Rule 16b-3, and (ii) with respect to the application of this Plan to an Outside Director, the Board. To the extent that no Committee exists that has the authority to administer the Plan, or to the extent the Board so elects, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations, or other actions of the Committee.

2.10    Company. “Company” means EnLink Midstream and its Affiliates.

2.11    Consultant. “Consultant” means an individual performing services for EnLink Midstream or an Affiliate who is treated for tax purposes as an independent contractor at the time of performance of the services.

2.12    Distribution Equivalent Right. “Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit, Option, or UAR) under Section 12.2, to receive with respect to each Unit subject to the Award an amount in cash, Units, and/or Restricted Incentive Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Company with respect to a Unit during the period such Award is outstanding.

2.13    Effective Date. “Effective Date” means December [•], 2021, which is the date this Plan, as hereby amended and restated, becomes effective.

2.14    Employee. “Employee” means an employee of the Company; provided, however, that the term Employee does not include an Outside Director or a Consultant.

2.15    EnLink Manager. “EnLink Manager” means EnLink Midstream Manager, LLC, a Delaware limited liability company, and any successor thereto.

2.16    EnLink Midstream. “EnLink Midstream” means EnLink Midstream, LLC, a Delaware limited liability company, and any successor thereto.

2.17    Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.18    Fair Market Value. “Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee and in compliance with Section 409A or 422 of the Code, as applicable.

2.19    GIP. “GIP” means (i) Global Infrastructure Partners III-A/B, L.P., (ii) Global Infrastructure Partners III-C Intermediate, L.P., (iii) Global Infrastructure Partners III-C2 Intermediate, L.P., (iv) Global Infrastructure Partners II-C Stetson AIV, L.P., and (v) each of their Affiliates and any funds, partnerships, or other investment vehicles managed by Global Infrastructure Management, LLC or their Affiliates (including in each case, any portfolio companies of such entities).

2.20    Grant Date. “Grant Date” means the date an Award is granted by the Committee.

2.21    Incentive Unit Option. “Incentive Unit Option” means an Option that is intended to meet the requirements of Section 422(b) of the Code.

2.22    Nonqualified Unit Option. “Nonqualified Unit Option” means an Option that is not an Incentive Unit Option.

2.23    Option. “Option” means an option to purchase Units granted to a Participant pursuant to Article VII. An Option may be either an Incentive Unit Option or a Nonqualified Unit Option, as determined by the Committee.

2.24    Outside Director. “Outside Director” means a “non-employee director” of the EnLink Manager, as defined in Rule 16b-3.

2.25    Participant. “Participant” means an Employee, Consultant, or Outside Director to whom an Award has been granted under the Plan.

2.26    Partnership. “Partnership” means EnLink Midstream Partners, LP, a Delaware Limited Partnership.

2.27    Performance Award. “Performance Award” means an Award granted to a Participant pursuant to Article XIII, which Award is subject to the attainment of one or more Performance Goals.

2.28    Performance Goal. “Performance Goal” means a standard established by the Committee to determine, in whole or in part, whether a Performance Award shall be earned.

2.29    Person. “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof, or other entity; provided, that for purposes of Section 14.1 only, “Person” shall also include any “person“ or any “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act.

2.30    Plan. “Plan” means this EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as hereby amended and restated effective as of the Effective Date, and as hereafter amended from time to time.

2.31    Prior Plan. “Prior Plan” means the applicable version of the EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as in effect at the applicable time prior to its amendment and restatement on the Effective Date.

2.32    Restricted Incentive Unit. “Restricted Incentive Unit” means a notional Unit granted under the Plan pursuant to Article X which, upon vesting, entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit (or combination thereof), as determined by the Committee in its sole discretion.

2.33    Restricted Unit. “Restricted Unit” means a Unit granted to a Participant pursuant to Article IX, which is subject to such restrictions as may be determined by the Committee. Restricted Units shall constitute issued and outstanding Units for all corporate purposes.

2.34    Restriction Period. “Restriction Period” means the period established by the Committee at the time of a grant of an Award during which an Award shall be fully or partially forfeitable.

2.35    Rule 16b-3. “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

2.36    Unit Appreciation Right. “Unit Appreciation Right” or “UAR” means a contingent right granted under the Plan pursuant to Article VIII that entitles the holder to receive, in cash or Units (or combination thereof), as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right, multiplied by the number of Units which respect to which the UAR shall have been exercised.

2.37    Unit Award. “Unit Award” means an Award of one or more vested Units granted under Article XI.

2.38    Unit Distribution Right. “Unit Distribution Right” or “UDR” means a distribution made by the Company with respect to a Restricted Unit.

2.39    Units. “Units” means the units, $.01 par value per Unit, of EnLink Midstream, or any units or other securities of EnLink Midstream hereafter issued or issuable in substitution or exchange for the Units.

2.40    Voting Stock. “Voting Stock” of any specified Person as of any date means the capital stock (or comparable equity securities) of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors (or comparable governing body) of such Person.

2.41    Working Group. “Working Group” means EnLink Midstream, the Partnership, EnLink Midstream GP, LLC and EnLink Manager.

2.42    Working Subsidiary. “Working Subsidiary” means, with respect to any Working Group member, (i) in the case of a corporation, any corporation of which an applicable Working Group member directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership, limited liability company, or other business entity not organized as a corporation, any such business entity of which an applicable Working Group member (A) directly or indirectly owns more than 50% of the voting, capital, or profits interests (whether in the form of partnership interests, membership interests, or otherwise) or (B) has the power to elect or direct the election of directors with a majority of the voting power of the board of directors (or comparable governing body) of such partnership, limited liability company, or other business entity or the sole member or managing member of such partnership, limited liability company, or other business entity, as applicable.

ARTICLE III.
PLAN ADMINISTRATION

3.1    Plan Administrator. The Plan shall be administered by the Committee. The Committee may, subject to applicable law, delegate some or all of its power to the Chief Executive Officer or other executive officers of the Company as the Committee deems appropriate; provided, that in no event shall the Committee delegate its power with regard to the selection for participation in the Plan of an officer or other Person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing, or amount of an Award to such an officer or other Person.

3.2    Authority of Administrator. The Committee shall have total and exclusive responsibility to control, operate, manage, and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or advisable to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, but subject to the limitation that none of the enumerated powers of the Committee shall be deemed to include any action that would intentionally cause a tax to be imposed on a Participant pursuant to Section 409A of the Code, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (vi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement; (vii) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (ix) determine whether Awards should be granted singly or in combination; (x) to the extent permitted under the Plan or an Award Agreement, grant waivers of terms, conditions, restrictions, and limitations under the Plan or Award Agreement, as applicable; (xi) accelerate the exercise, vesting, or payment of an Award when such action or actions would be in the best interests of the Company; (xii) grant Awards in replacement of Awards previously granted under the Plan or any other employee benefit plan of the Company; and (xiii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving the Company as provided in Section 4.2 (including, without limitation, any distribution, unit split, extraordinary cash distribution, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Units), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or UARs or cancel, exchange, substitute, buyout, or surrender outstanding Options or UARs in exchange for cash, other awards, or Options with an exercise price that is less than the exercise price of the original Options or UARs without unitholder approval.

3.3    Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and the Award Agreements thereunder and its determination of eligibility for participation under the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive, and binding on all Persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries, and legal representatives.

3.4    Liability; Indemnification. No member of the Committee nor any Person to whom authority has been delegated, shall be personally liable for any action, interpretation, or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegate of the Committee) shall be fully indemnified and protected by EnLink Midstream with respect to any liability he or she may incur with respect to any such action, interpretation, or determination, to the extent permitted by applicable law.

ARTICLE IV.
UNITS SUBJECT TO THE PLAN

4.1    Available Units. As of the time of the merger contemplated by that certain Agreement and Plan of Merger, dated as of October 21, 2018 (the “Merger Agreement”), by and among EnLink Midstream, the Partnership and certain other parties thereto, became effective (the “EnLink Effective Time”), EnLink Midstream assumed all obligations under the EnLink Midstream GP, LLC Long-Term Incentive Plan, as amended and restated (the “ENLK Plan”). In connection with such assumption of the ENLK Plan, the remaining common units representing limited partner interests in the Partnership available for grant under the ENLK Plan (as rolled-over into Units pursuant to the terms of the Merger Agreement (the “Rollover Units”)) were included among the Units available for grant of Awards under the Plan. Accordingly, the maximum number of Units that shall be available for grant of Awards under the Plan shall not exceed a total of 41,116,046 Units, which equals: (a) the sum of (i) the 17,700,000 Units made available in connection with that certain prior amendment and restatement of the Prior Plan effective as of January 20, 2019, and (ii) the additional 20,000,000 Units made available in connection with this amendment and restatement of the Prior Plan effective as of December 28, 2020 (collectively, the “Standard Units”), plus (b) the 3,416,046 Rollover Units which became available as of the EnLink Effective Time, in each case, subject to adjustment as provided in Sections 4.2 and 4.3. For periods on and after the EnLink Effective Time, the Committee shall keep separate records of the Rollover Units and the Standard Units for purposes of the relevant New York Stock Exchange rules. All Units available for issuance hereunder may be issued as Incentive Unit Options.

4.2    Adjustments for Recapitalizations and Reorganizations.

(a)    The Units with respect to which Awards may be granted under the Plan are Units as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted,

EnLink Midstream shall effect a subdivision or consolidation of Units or the payment of a distribution on Units in the form of Units without receipt of consideration by EnLink Midstream, the number of Units with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Units, shall be proportionately increased, and, if applicable, the exercise price per Unit shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Units, shall be proportionately reduced, and, if applicable, the exercise price per Unit shall be proportionately increased.

(b)    If EnLink Midstream recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of Units then covered by such Award, the number and class of units or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of Units then covered by such Award.

(c)    In the event of changes in the outstanding Units by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of Units or property), exchange, or other relevant change in capitalization occurring after the Grant Date of any Award and not otherwise provided for by this Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its absolute discretion as to the number, price and kind of units or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Units.

(d)    In the event of any changes in the outstanding Units provided for in this Section 4.2, the aggregate number of Units available for grant of Awards under the Plan shall be equitably adjusted by the Committee, whose determination shall be conclusive. Any adjustment provided for in this Section 4.2 shall be subject to any required unitholder action.

4.3    Adjustments for Awards. The Committee shall have full discretion to determine the manner in which Units available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of Units available for grant of Awards under the Plan:

(a)    Unit-Based Awards. The grant of Awards other than Awards settled in cash shall reduce the number of Units available for grant of Awards under the Plan by the number of Units subject to such Award.

(b)    Termination. If any Award referred to in paragraph (a) above is canceled or forfeited, or terminates, expires, or lapses for any reason, the Units then subject to such Award shall again be available for grant of Awards under the Plan.

(c)    Payment of Exercise Price and Withholding Taxes. If previously acquired Units are used to pay the exercise price of an Award or Units are withheld in payment of such exercise price, the number of Units available for grant of Awards under the Plan shall be increased by the number of Units delivered or withheld as payment of such exercise price. If previously acquired Units are used to pay withholding taxes payable upon exercise, vesting, or payment of an Award, or Units that would be acquired upon exercise, vesting, or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting, or payment of such Award, the number of Units available for grant of Awards under the Plan shall be increased by the number of Units delivered or withheld as payment of such withholding taxes. For purposes of this Section 4.3(c), if any Units delivered or withheld could not again be available for Awards to a particular Participant under any applicable law or regulation, such Units shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d)     Fractional Units. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded or (ii) subject to an Award, EnLink Midstream shall pay the holder of such Award, in connection with the applicable vesting, exercise, or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of the Fair Market Value on the vesting, exercise, or settlement date over the exercise price, if any, of such Award.

ARTICLE V.
ELIGIBILITY

All Employees, Consultants, and Outside Directors are eligible to participate in the Plan. The Committee shall recommend, from time to time, that Awards be granted to those Employees, Consultants, and Outside Directors who, in the opinion of the Committee, can further the Plan’s purposes. Once an Employee, Consultant, or Outside Director is recommended for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to such Employee, Consultant, or Outside Director, as a Participant, and shall establish in the related Award Agreement the terms, conditions, restrictions, and/or limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI.
FORM OF AWARDS

Awards may, at the Committee’s sole discretion, be granted under the Plan in the form of Options, UARs, Restricted Unit Awards, Restricted Incentive Units, Unit Awards, Cash Awards, Performance Awards, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions, and limitations of the Plan. The Committee may, in its absolute discretion, subject any Award to such other terms, conditions, restrictions, and/or limitations (including, but not limited to, the time and conditions of exercise, vesting, or payment of an Award, restrictions on transferability of any Units issued or delivered pursuant to an Award, and forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company); provided, they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

ARTICLE VII.
OPTIONS

7.1    General. Awards may be granted to Employees, Consultants, and Outside Directors in the form of Options. Options may be awarded in such numbers and at such times as the Committee shall determine in the form of Incentive Unit Options or Nonqualified Unit Options, or a combination of both; provided, however, that Incentive Unit Options may be granted only to Employees.

7.2    Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a Unit may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per Unit on the Grant Date. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than ten years from the Grant Date. Options may be granted with respect to Restricted Units or Units that are not Restricted Units, as determined by the Committee in its absolute discretion. In no event shall an Award of Options include any right to receive distributions or DERs in connection with the Units that are subject to such Options or with respect to periods occurring prior to the exercise of such Options.

7.3    Restrictions Relating to Incentive Unit Options. Options granted in the form of Incentive Unit Options (including any UAR in tandem therewith) shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. Accordingly, no Incentive Unit Options shall be granted later than ten years from September 17, 2020 (the date of adoption of the most recent form of the Prior Plan by the Board). To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Unit Option is granted) of Units with respect to which Incentive Unit Options are exercisable for the first time by an individual during any calendar year under all incentive unit option plans of EnLink Midstream and its Affiliates exceeds $100,000, such excess Incentive Unit Options shall be treated as Nonqualified Unit Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Unit Options will not constitute Incentive Unit Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a Unit may be purchased upon exercise of an Incentive Unit Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a Unit on the Grant Date. No Incentive Unit Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns Units possessing more than 10% of the total combined voting power of all classes of units of EnLink Midstream or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Units subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

7.4    Additional Terms and Conditions. The Committee may subject any Award of Options to such other terms, conditions, restrictions, and/or limitations as it determines are necessary or appropriate; provided, that they are not inconsistent with the Plan.

7.5    Exercise of Options. Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to EnLink Midstream, setting forth the number of Units with respect to which the Option is to be exercised, accompanied by full payment for such Units.

(a)    Upon exercise of an Option, the exercise price of the Option shall be payable to EnLink Midstream in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the absolute discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable Units that have been owned by the Participant or by reducing the number of Units issuable upon exercise of the Option, in either case having an aggregate Fair Market Value at the time of exercise equal to the total exercise price (including an actual or deemed multiple series of exchanges of such Units), or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

(b)    From and after such time as EnLink Midstream registers the Units under Section 12 of the Exchange Act, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to EnLink Midstream or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Units with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to EnLink Midstream to pay the exercise price and any required withholding taxes.

(c)    As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, EnLink Midstream shall deliver to the Participant, in the Participant’s name, a unit certificate or certificates in an appropriate amount based upon the number of Units purchased under the Option.

ARTICLE VIII.
UNIT APPRECIATION RIGHTS

8.    1General. Awards may be granted to Employees, Consultants, and Outside Directors in the form of UARs. UARs shall be awarded in such numbers and at such times as the Committee shall determine.

8.2    Right to Payment. A UAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of(a) the Fair Market Value of one Unit on the date of exercise over(b) the exercise price of the UAR on the Grant Date as determined by the Committee; provided, that, such exercise price shall not be less than 100% of the Fair Market Value of one Unit on the Grant Date.

8.3    Rights Related to Options. A UAR granted in tandem with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 8.3(b). That Option shall then cease to be exercisable to the extent surrendered. UARs granted in connection with an Option shall be subject to the terms of the Award Agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(a)    A UAR granted in tandem with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(b)    Upon the exercise of a UAR granted in tandem with an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying: (i) the difference obtained by subtracting the exercise price with respect to one Unit specified in the related Option from the Fair Market Value of one Unit on the date of exercise of the UAR, by (ii) the number of Units as to which that UAR has been exercised.

8.4    Right Without Option. A UAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the UAR.

8.5    Terms. Except as otherwise provided herein, the Committee shall determine at the Grant Date or thereafter, (a) the time or times at which and the circumstances under which a UAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), (b) the method of exercise, method of settlement, form of consideration payable in settlement, and method by or forms in which Units will be delivered or deemed to be delivered to Participants, (c) whether or not a UAR shall, subject to Section 409A of the Code, be in tandem or in combination with any other Award, and (d) any other terms and conditions of any UAR. In no event shall an Award of UARs include any right to receive distributions or DERs in connection with the Units that are subject to such UARs or with respect to periods occurring prior to the exercise of such UARs.

ARTICLE IX.
RESTRICTED UNITS

9.1    General. Awards may be granted to Employees, Consultants, and Outside Directors in the form of Restricted Units. Restricted Units shall be awarded in such numbers and at such times as the Committee shall determine.

9.2    Restriction Period. At the time an Award of Restricted Units is granted, the Committee shall establish the Restriction Period applicable to such Restricted Units. Each Award of Restricted Units may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Award of Restricted Units shall not be changed except as permitted by Article IV or Section 9.4 of this Article.

9.3    UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Company to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with the requirements under Section 409A of the Code.

9.4    Other Terms and Conditions. Restricted Units awarded to a Participant under the Plan shall be represented by a unit certificate registered in the name of the Participant or, at the option of EnLink Midstream, in the name of a nominee of EnLink Midstream. Subject to Section 9.3 and unless otherwise provided in the Award Agreement, a Participant to whom Restricted Units have been awarded shall have the right to vote the Restricted Units and to enjoy all other unitholder rights with respect thereto, except that: (a) the Participant shall not be entitled to possession of the unit certificate representing the Restricted Units until the Restriction Period has expired; (b)

EnLink Midstream shall retain custody of the Restricted Units during the Restriction Period; (c) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Restricted Units during the Restriction Period; and (d) a breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Units shall cause a forfeiture of the Restricted Units. At the time of an Award of Restricted Units, the Committee may, in its absolute discretion, prescribe additional terms, conditions, restrictions, and/or limitations applicable to the Restricted Units.

9.5    Payment for Restricted Units. A Participant shall not be required to make any payment for Restricted Units awarded to the Participant, except to the extent otherwise required by the Committee or by applicable law.

9.6    Miscellaneous. Nothing in this Article shall prohibit the exchange of Restricted Units issued under the Plan pursuant to a plan of reorganization for Units or securities of EnLink Midstream or another corporation that is a party to the reorganization, but the units or securities so received for Restricted Units shall, except as provided in Article IV or XIII, become subject to the restrictions applicable to the Award of such Restricted Units. Any Units received as a result of a unit split or distribution with respect to Restricted Units shall also become subject to the restrictions applicable to the Award of such Restricted Units.

ARTICLE X.
RESTRICTED INCENTIVE UNITS

10.1    General. Awards may be granted to Employees, Consultants, and Outside Directors in the form of Restricted Incentive Units. Restricted Incentive Units shall be awarded in such numbers and at such times as the Committee shall determine.

10.2    Restriction Period. At the time an Award of Restricted Incentive Units is granted, the Committee shall establish the Restriction Period applicable to such Restricted Incentive Units. Each Award of Restricted Incentive Units may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Award of Restricted Incentive Units shall not be changed except as permitted by Article IV or Section 10.4 of this Article.

10.3    DERs. Unless otherwise determined by the Committee at the Grant Date, DERs if granted on the specified number of Units covered by an Award of Restricted Incentive Units, shall, as specified in the Award Agreement, be either (a) paid with respect to such Restricted Incentive Units on the distribution date in cash or in unrestricted Units having a Fair Market Value equal to the amount of such distribution, or (b) deferred with respect to such Restricted Incentive Units and the amount or value thereof may automatically be deemed reinvested in additional Restricted Incentive Units and paid at the time payment is made with respect to such Award of Restricted Incentive Units. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with the requirements under Section 409A of the Code.

10.4    Other Terms and Conditions. At the time of an Award of Restricted Incentive Units, the Committee may, in its absolute discretion, prescribe additional terms, conditions, restrictions, and/or limitations applicable to the Restricted Incentive Units prior to expiration of the Restriction Period. Unless otherwise provided in the Award Agreement, a Participant receiving an Award of Restricted Incentive Units shall not possess voting rights with respect to such Award. Restricted Incentive Units shall be satisfied by the delivery of cash or Units in the amount equal to the Fair Market Value of the specified number of Units covered by the Restricted Incentive Units, or a combination thereof, as determined by the Committee on the Grant Date or thereafter.

ARTICLE XI.
UNIT AWARDS

11.1    General. An Award may be in the form of a Unit Award. The terms, conditions, and limitations applicable to any Unit Awards granted pursuant to this Plan shall be determined by the Committee. Any Unit Award that is not an Award of Restricted Incentive Units shall be subject to the specific provisions for Restricted Units set forth in Article IX.

11.2    Bonus Units and Awards in Lieu of Obligations. For the avoidance of doubt, the Committee is authorized to grant Units as a bonus, or to grant Units or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other bonus plans or compensatory arrangements; provided, that in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Units or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Units or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Units to an officer of the Company in lieu of salary or other cash compensation, the number of Units granted in place of such compensation shall be reasonable, as determined by the Committee.

ARTICLE XII.
CASH AWARDS; DERS

12.1    General. An Award may be in the form of a Cash Award. The terms, conditions, and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

12.2    DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit, Option, or UAR) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Company to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

ARTICLE XIII.
PERFORMANCE AWARDS

13.1    General. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions, and limitations applicable to any Performance Award granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. In no event shall a Performance Award include any right to receive distributions or DERs during periods occurring prior to the vesting of such Performance Award. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

13.2    Performance Awards. Performance Awards granted to Employees, Consultants, or Outside Directors shall be based on achievement of such Performance Goals and be subject to such terms, conditions, and restrictions as the Committee or its delegate shall determine, and shall generally be consistent with the terms and conditions set forth below. Performance Awards under this Plan shall be paid, vested, or otherwise deliverable on account of the attainment of the Performance Goals established and administered by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. Achievement of Performance Goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee.

(a)    Such a Performance Goal may be based on one or more business and individual performance criteria that apply to a Participant, one or more business units, divisions, or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal need not be the same for each Participant:

(i)    Business Criteria. The following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total unitholder return and earnings per unit criteria), may be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per unit; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per unit; (16) pretax earnings; (17) pretax earnings before interest, depreciation, and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total unitholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Units; (23) operating income; and (24) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(ii)    Individual Performance Criteria. The grant, exercise, and/or settlement of Performance Awards may also be contingent on achievement of individual performance goals established by the Committee.

(b)    Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee, or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Performance Awards, the Committee or its delegate must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

(c)    After the end of each performance period, the Committee shall determine the amount, if any, of the amount of the potential Performance Award payable to each Participant. Settlement of such Performance Awards shall be in cash, Units, other Awards, or other property (or combination thereof), in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(d)    The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Performance Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established. Further, in the event a period of service to which a Performance Goal relates is less than twelve months, the Committee shall have the right, in its sole discretion, to adjust the Performance Goals and the level of Performance Award opportunity.

ARTICLE XIV.
CHANGE OF CONTROL

14.1    Definition of Change of Control. A “Change of Control” means the occurrence of any one or more of the following: (a) the consummation of any transaction (including a merger or consolidation), the result of which is that any Person (other than GIP) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the Voting Stock of EnLink Midstream or EnLink

Manager, measured by voting power rather than number of shares, units, or the like; (b) the sale, transfer, or other disposition of all or substantially all of the assets of EnLink Midstream and the Working Subsidiaries of EnLink Midstream on an aggregate basis to any Person (other than one or more members of the Working Group and any of their respective direct or indirect Working Subsidiaries); or (c) the adoption of a plan relating to the liquidation or dissolution of EnLink Midstream. For the avoidance of doubt (and without limitation to the authority conferred on the Committee pursuant to the Plan), the definition of “Change of Control” contained in this Article XIV, shall apply to any Award Agreement under this Plan (or other agreement to the extent such agreement specifically references this Plan), whether described as “Change of Control” or ‘Change in Control”.

14.2    Effect on Outstanding Awards. Upon a Change of Control, and except as otherwise provided in an Award Agreement, the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or UARs (collectively “Grants”) held by any individual holder: (a) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate; (b) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash (or other consideration including securities or other property) per Unit equal to the excess, if any, of the amount calculated in Section 14.3 (the “Change of Control Price”) of the Units subject to such Grants over the exercise price(s) under such Grants for such Units (except that to the extent the exercise price under any such Grant is equal to or exceeds the Change of Control Price, in which case no amount shall be payable with respect to such Grant); or (c) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change of Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of Units as to which an Option or UAR is exercisable (the “Total Units”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of units, other securities, cash, or property to which the Total Consideration would have been entitled to in connection with the Change of Control (i) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the Total Units had been purchased upon the exercise of the Grant immediately before the consummation of the Change of Control and (ii) in the case of UARs, if the UARs had been exercised immediately before the occurrence of the Change of Control.

14.3    Change of Control Price. The “Change of Control Price” shall equal the amount determined in the following clause (a), (b), (c), (d), or (e), whichever is applicable, as follows: (a) the price per Unit offered to holders of Units in any merger or consolidation; (b) the per Unit Fair Market Value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets; (c) the amount distributed per Unit in a dissolution transaction; (d) the price per Unit offered to holders of Units in any tender offer or exchange offer whereby a Change of Control takes place; or (e) if such Change of Control occurs other than pursuant to a transaction described in clauses (a), (b), (c), or (d) of this Section 14.3, the per Unit Fair Market Value that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to unitholders of the Company in any transaction described in this Section 14.3 or in Section 14.2 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

14.4    Impact of Corporate Events on Awards Generally. In the event of a Change of Control or changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the date of the grant of any Award and except as otherwise provided for by this Section 14 or in an Award Agreement, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof; provided, however, if such Awards are unvested, they may be canceled without consideration. In the event of any such change in the outstanding Units, the aggregate number of Units available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

ARTICLE XV.
AMENDMENT AND TERMINATION

15.1    Plan Amendment and Termination. The Board may at any time suspend, terminate, amend, or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the unitholders of EnLink Midstream (a) if such amendment or modification increases the maximum number of Units subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (b) if counsel for EnLink Midstream determines that such approval is otherwise required by or necessary to comply with applicable law. The Plan shall terminate upon the earlier of (i) the termination of the Plan by the Board, or (ii) the expiration of ten years from September 17, 2020. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee (as defined below)) holding such Award.

15.2    Award Amendment. The Committee may amend the terms of any outstanding Award granted pursuant to this Plan, but no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award; provided, however, that no amendment shall be made that would cause the exercise price of an Option or UAR to be less than the Fair Market Value of the Unit subject to the Option or UAR on the Grant Date.

ARTICLE XVI.
MISCELLANEOUS

16.1    Award Agreements and Termination of Employment. After the Committee grants an Award under the Plan to a Participant, EnLink Midstream, and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions, and/or limitations applicable to the Award and such other matters as the Committee may determine to be appropriate, it being understood that no such Award Agreement shall be necessary, if so determined in the Committee’s discretion, with respect to fully vested Unit Awards granted pursuant to Section 11.2. The terms and provisions of the respective Award Agreements need not be identical, but shall set forth (a) the number of Units subject to the Award, (b) the period during which the Award shall become vested or exercisable, as applicable, and (c) the date on which the Award shall expire if not previously exercised, as applicable. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company shall be specified in the Award Agreement controlling such Award.

16.2    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to and subject to Section 409A of the Code, in tandem with, or, subject to Section 3.2, in substitution or exchange for, any other Award or any award granted under another plan of the Company, or of any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Notwithstanding Article VII, such additional, tandem, and substitute or exchange Awards may be granted at any time. Such substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with the requirements of Section 409A of the Code and other applicable laws and exchange rules. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.

16.3    Listing Conditions

(a)    As long as the Units are listed on a national securities exchange or system sponsored by a national securities association, the issuance of any Units pursuant to an Award shall be conditioned upon such Units being listed on such exchange or system and in compliance with the rules of such exchange. EnLink Midstream shall have no obligation to issue such Units unless and until such Units are so listed and the issuance would be in compliance with the rules of the exchange, and the right to exercise any Option or other Award with respect to such Units shall be suspended until such listing and compliance has been effected.

(b)    If at any time counsel to EnLink Midstream or its Affiliates shall be of the opinion that any sale or delivery of Units pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on EnLink Midstream or its Affiliates under the statutes, rules, or regulations of any applicable jurisdiction, EnLink Midstream or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to Units or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on EnLink Midstream or its Affiliates.

(c)    Upon termination of any period of suspension under this Section 16.3, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Units available before such suspension and as to Units which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

16.4    Additional Conditions

(a)    Notwithstanding anything in the Plan to the contrary: (i) EnLink Midstream may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any Units pursuant to any Award, require the recipient of the Award or such Units, as a condition to the receipt thereof, to deliver to EnLink Midstream a written representation of present intention to acquire the Award or such Units for his or her own account for investment and not for distribution; (ii) the certificate for Units issued to a Participant may include any legend which the Committee deems appropriate to reflect any restrictions on transfer; and (iii) all certificates for Units delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Units are then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)    Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company during, and for a period after the termination of, such Participant’s employment with the Company as determined by the Committee (a “Non-Competition Agreement”); provided, however, to the extent a legally binding right to an Award within the meaning of Section 409A of the Code is created with respect to a Participant, the Non-Competition Agreement must be entered into by such Participant within 30 days following the creation of such legally binding right.

16.5    Transferability

(a)    Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or UAR, or authorize all or a portion of an Option or UAR to be granted to a Participant to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than 50% of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than 50% of the voting interests (collectively, “Permitted Transferees”); provided, further, that (i) there may be no consideration for any such transfer and (ii) subsequent transfers of Options or UARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or UAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or UARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 16.5.

(b)    Domestic Relations Orders. All Awards contemplated under this Plan may be transferred to a Permitted Transferee pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(c)    Other Transfers. Except as expressly permitted by Sections 16.5(a) and 16.5(b), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 16.5, an Incentive Unit Option shall not be transferable other than by will or the laws of descent and distribution.

(d)    Effect of Transfer. Following the transfer of any Award as contemplated by Sections 16.5(a), 16.5(b), and 16.5(c), (i) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a domestic relations order described in Section 16.5(b), or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law, and (ii) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(e)    Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Sections 16.5(a), 16.5(b), or 16.5(c) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (i) it would give rise to short swing liability under Section 16(b) of the Exchange Act or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(f)    Registration. To the extent the issuance to any Permitted Transferee of any Units issuable pursuant to Awards transferred as permitted in this Section 16.5 is not registered pursuant to the effective registration statement of the Company generally covering the Units to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such Units to any such transferee.

16.6    Withholding Taxes. The Company and its Affiliates shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the

Company or an Affiliate thereof such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any Units under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards under the Plan. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding Units from any payment of Units due as a result of such Award, or (b) permitting the Participant to deliver to the Company previously acquired Units, in each case having a Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no Units shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

16.7    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award granted hereunder, and except as otherwise provided herein, no payment or other adjustment shall be made in respect of any such fractional Unit.

16.8    Notices. All notices required or permitted to be given or made under the Plan or any Award Agreement shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service, or (d) sent by email, telecopy, or facsimile transmission, answer back requested, to the Person who is to receive it at the address that such Person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by email, telecopy, or facsimile transmission, when the answer back is received. EnLink Midstream or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (a) to a Participant at his or her address as set forth in the records of the Company or (b) to EnLink Midstream at the principal executive offices of EnLink Midstream clearly marked “Attention: LTIP Administrator.”

16.9    Binding Effect. The obligations of EnLink Midstream under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of EnLink Midstream, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of EnLink Midstream. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees, and legal representatives.

16.10    Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

16.11    No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent EnLink Midstream or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend, or modify the Plan) that is deemed by EnLink Midstream or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other Person shall have any claim against EnLink Midstream or any Affiliate as a result of such action.

16.12    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Delaware except as superseded by applicable federal law.

16.13    No Right, Title or Interest in Company Assets. No Participant shall have any rights as a unitholder of EnLink Midstream as a result of participation in the Plan until the date of issuance of a unit certificate in his or her name and, in the case of Restricted Units, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any Participant acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

16.14    Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by EnLink Midstream or its Affiliates, or their respective unitholders, directors, officers, or employees, of the value of any assets of the Plan or as an agreement by EnLink Midstream or its Affiliates, or their respective unitholders, directors, officers, or employees, to indemnify anyone for any losses, damages, costs, or expenses resulting from participation in the Plan.

16.15    Section 409A of the Code. All Awards under this Plan are intended either to be exempt from, or to comply with the requirements of Section 409A of the Code, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A of the Code, that Plan provision or Award shall be reformed (or, if applicable, a provision from the Prior Plan shall remain in effect for an Award granted thereunder to the extent necessary) to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

16.16    No Guarantee of Tax Consequences. No Person connected with the Plan in any capacity, including, but not limited to, EnLink Midstream and its Affiliates and their respective directors, officers, agents, and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

16.17    Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause.

16.18    Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.